Exhibit 99.1

Destination XL Group, Inc. to Review Revised, Unsolicited Tender Offer From Zodiac Partners II

No Stockholder Action Required at this Time

CANTON, Mass., June 23, 2026 -- Destination XL Group, Inc. (“DXL”) (NASDAQ: DXLG), the leading integrated commerce retailer of Big + Tall men’s clothing and shoes, today issued the following statement with respect to the revised, unsolicited tender offer to acquire all outstanding shares of DXL for $0.84 per share in cash (the “Revised Offer”) announced by Zodiac Partners II, LLC ("Zodiac") on June 23, 2026:

DXL’s Board remains committed to maximizing value and will continue taking actions that are in the best interest of all DXL stockholders. The DXL Board of Directors is carefully evaluating the Revised Offer with its independent financial and legal advisors in accordance with its fiduciary duties and will make a recommendation to stockholders in due course.

DXL stockholders are advised to take no action at this time pending the Board's review of the Revised Offer.

As previously announced on May 26, 2026, DXL’s Board thoroughly reviewed and unanimously rejected a prior tender offer from Zodiac at $0.82 per share. With the assistance of external financial and legal advisors, the Board determined the highly conditional and opportunistic proposal did not reflect the Company’s underlying value, was seemingly timed to deliberately exploit a period of market dislocation and was not in the best interest of DXL stockholders.

DXL will advise stockholders of the Board's position regarding the Revised Offer in due course by filing an amendment to its previously filed Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (the "SEC"), which will also be published on DXL's investor relations website at investor.dxl.com.

Advisors

Guggenheim Securities, LLC is acting as financial advisor to DXL, Greenberg Traurig, LLP is acting as its legal advisor and Joele Frank, Wilkinson Brimmer Katcher is serving as its strategic communications advisor.

About Destination XL Group, Inc.

Destination XL Group, Inc. is the leading retailer of Men’s Big + Tall apparel that provides the Big + Tall man the freedom to choose his own style. Subsidiaries of Destination XL Group, Inc. operate DXL Big + Tall retail and outlet stores and Casual Male XL retail and outlet stores throughout the United States, and an e-commerce website, DXL.COM, and mobile app, which offer a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. DXL is headquartered in Canton, Massachusetts, and its common stock is listed on the Nasdaq Global Market under the symbol "DXLG." For more information, please visit DXL’s investor relations website: https://investor.dxl.com.

Investor Contact:
Investor.relations@dxlg.com
603-933-0541

Important Information about the Zodiac Tender Offer and Where to Find It

DXL intends to file an amendment to its previously filed solicitation/recommendation statement on Schedule 14D-9 with respect to the Revised Offer with the SEC in due course. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT, AS AMENDED, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. Investors and security holders may obtain free copies of the solicitation/recommendation statement, and any amendments thereto (when available), as well as other filings by DXL, without charge, at the SEC’s website, http://www.sec.gov, or by accessing DXL’s website at investor.dxl.com. In addition, documents filed with the SEC by DXL will be available free of charge by writing to DXL at 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Corporate Secretary.

Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including statements as to the expected timing, are based on current expectations, estimates and beliefs of DXL management. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. With respect to any such forward-looking statements, DXL claims the protection provided for in the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements could be affected by factors including, without limitation, the risks and factors detailed in reports filed with the SEC by DXL from time to time, including those discussed under the heading “Risk Factors” in DXL’s most recently filed Annual Report on Form 10-K. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system at http://www.sec.gov. DXL does not undertake any duty to update any forward-looking statements contained herein, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.